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                                                                    EXHIBIT 99.3


                            HOMESTAKE MINING COMPANY
                         SPECIAL MEETING OF STOCKHOLDERS
                                  [   ], 2001

                     VOTING INSTRUCTION FORM FOR HOLDERS OF
                              HOMESTAKE CANADA INC.
                               EXCHANGEABLE SHARES

These voting instructions are solicited on behalf of the Board of Directors of Homestake Mining Company

To holders of Homestake Canada Exchangeable Shares:

You are entitled to exercise voting rights at the Homestake Mining Company Special Meeting to be held on [ ], 2001. You may instruct Computershare Trust Company of Canada, as trustee, to vote on your behalf. See paragraph A below. Alternatively, you may name one or more persons as proxy to vote on your behalf. See paragraph B below. Check the applicable box and, in the case of appointment of a proxy, insert the name of the person(s) chosen as your proxy in paragraph B (Check box A or box B):


[ ] A. Voting. Instructions to Computershare Trust Company of Canada. The undersigned hereby instructs Computershare Trust Company of Canada to vote as designated below, as to all Homestake Canada exchangeable shares held by the undersigned on [ ], 2001 at the Homestake Mining Company special meeting (or any postponement or adjournment thereof) on the merger proposal described below whereby each issued and outstanding share of Homestake common stock will be converted into the right to receive O.53 Barrick common shares.



[ ] B. Appointment of Proxy. The undersigned hereby appoints ______ as proxy, with the power to appoint a substitute, and hereby authorizes any of them to represent and to vote as designated below, as to all Homestake Canada exchangeable shares held by the undersigned on [ ], 2001, at the Homestake Mining Company special meeting (or any postponement or adjournment thereof) on the merger proposal described below whereby each issued and outstanding share of Homestake common stock will be converted into the right to receive O.53 Barrick common shares. (Persons holding proxies must attend the special meeting in order to vote).


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                                 AFFIX LABLE OF
                                INTERMEDIARY HERE

                    (if you are not a registered shareholder)

         --------------------------------------------------------------

PLEASE MARK VOTES
AS IN THIS EXAMPLE: [X]

Business To be Conducted:


1. To adopt the Agreement and Plan of Merger dated as of June 24, 2001, among Barrick Gold Corporation, Homestake Merger Co. and Homestake Mining Company. In the merger, each issued and outstanding share of Homestake common stock will be converted into the right to receive
         0.53 Barrick common shares.


         FOR      [ ]
         AGAINST  [ ]
         ABSTAIN  [ ]


HOMESTAKE CANADA EXCHANGEABLE SHARES WILL BE VOTED AS INSTRUCTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED "FOR" ITEM 1.

THIS INSTRUCTION REVOKES ALL PRIOR INSTRUCTIONS GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE MERGER AGREEMENT IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARE SHOULD BE VOTED.


HOMESTAKE MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE HOMESTAKE BOARD OF DIRECTORS.


Dated:                        , 2001
      (insert date of signing)

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Sign exactly as name appears on this voting instruction form. If Homestake
Canada exchangeable shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If holder is a corporation, sign in full corporate name by an authorized officer.